UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2014

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2014, Brown & Brown, Inc. (the "Company") announced that it had entered into an agreement dated February 17, 2014 with Mr. R. Andrew Watts (the "Employment Agreement") under which Mr. Watts will become the Company's Executive Vice President and Treasurer effective February 17, 2014, and Chief Financial Officer effective upon the retirement of the current Chief Financial Officer after the filing of the Company’s Annual Report on Form 10-K. As previously announced, Cory T. Walker, the Company’s Senior Vice President and Chief Financial Officer, notified the Company on November 1, 2013 of his decision to retire from the Company effective the later of March 4, 2014 or the date of the filing of the Company’s Annual Report on Form 10-K for 2013 with the Securities and Exchange Commission.

From 2011 to present, Mr. Watts, age 45, served as Global Head, Customer Administration, for the Financial and Risk Division of Thomson Reuters, and from 2008 to 2011, he served as Chief Financial Officer for the Investment and Advisory Division of the Financial and Risk Division of Thomson Reuters. He has held other Chief Financial Officer roles within Thomson Reuters since joining that organization in 2001. Prior to 2001, he was the Chief Financial Officer and Co-founder of Textera, an internet start-up company, and worked for PricewaterhouseCoopers for 9 years.

Under the Employment Agreement, Mr. Watts will: (1) receive an annual base salary of $500,000; (2) be eligible to receive a performance-based bonus with an estimated base bonus amount of $350,000 for calendar year 2014 (pro-rated for time employed in 2014 and subject to reduction in the event of unexpectedly poor financial performance of the Company or the commission of acts of malfeasance by recipient), payable in the first quarter of 2015; (3) receive a stock grant with a grant date fair value of $250,000 that will fully vest five years after the date of grant, subject to certain conditions; (4) receive a transition cash bonus of $225,000 to compensate him for a cash bonus that he has not received from his previous employer due to his acceptance of employment with the Company, subject to certain conditions; (5) receive a transition cash bonus of $500,000 to compensate him for a stock award that he did not receive from his previous employer due to acceptance of employment with the Company, subject to certain conditions; (6) receive a stock grant with a grant date fair value of $475,000 that will fully vest three years after the date of grant, subject to certain conditions; (7) receive a stock grant with grant date fair value of $800,000 that will potentially be earned in five years based upon the Company’s achievement of specified performance targets and, if earned, will vest in years six, seven and eight; and (8) receive a reimbursement of relocation expenses up to a maximum of $100,000. In addition, Mr. Watts will be eligible to participate in the Company's medical, dental, vision, group life insurance, long-term disability insurance, accidental, death and dismemberment insurance, employee stock purchase plan, stock incentive plan, deferred compensation plan and 401(k) plan.

There is no family relationship between Mr. Watts and any other executive officer or director of the Company, and there is no such arrangement or understanding with any other person under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Watts has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.   Description

99.1   Press Release dated February 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                   Brown & Brown, Inc.

                                                                            /S/ LAUREL L. GRAMMIG

February 21, 2014                                       By: _______________________

                                                                          Laurel L. Grammig

                                                                           Vice President